Exhibit 3.1

CERTIFICATE OF INCORPORATION

Of

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

FIRST: The name of the Corporation is International Remote Imaging Systems, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 410 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of Delaware (“GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 93,000,000 consisting of 78,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 15,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock” or “Preferred Shares”).

The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the By-Laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.

C. The Board of Directors may adopt, amend or repeal the By-Laws of this corporation.

SIXTH: The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with without cause.

SEVENTH: A. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director and/or officer of the Corporation, or is or was serving (during his tenure as director and/or officer), at the request of the Corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of such Proceeding is an alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Section 145 (except for Section 145(f)) of the GCL. No amendment to or repeal of this Paragraph A shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Paragraph B shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

C. In furtherance and not in limitation of the powers conferred by statute:

(i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

(ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by Section 145 (except for Section 145(f)) of the GCL, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

EIGHTH: The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

NINTH: The name and mailing address of the sole incorporator are as follows: Theodore E. Guth, Esq., 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts stated are true, and accordingly, have hereto set my hand this 5th day of June, 1987.

/s/ Theodore E. Guth
Theodore E. Guth, Esq.

136P2170E7.3

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of August 3, 1987, is made and entered into by and between INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a California corporation (“California IRIS”), and INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation (“Delaware IRIS”). California IRIS and Delaware IRIS are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

W I T N E S S:

A. California IRIS is a corporation duly organized and existing under the laws of the State of California.

B. Delaware IRIS is a corporation duly organized and existing under the laws of the State of Delaware.

C. ’s of the date of this Agreement, California IRIS has authority to issue 93,000,000 shares of capital stock, consisting of 78,000,000 shares of common stock, (the “California Common Stock”), of which 19,242,684 shares are issued and outstanding, and 15,000,000 shares of preferred stock, none of which are issued and outstanding.

D. As of the date of this Agreement, Delaware IRIS has authority to issue 93,000,000 shares of capital stock, consisting of 78,000,000 shares of common stock, par value $.01 per share (the “Delaware Common Stock ), 100 of which shares are issued and outstanding and owned by California IRIS, and 15,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding.

E. The respective Boards of Directors of California IRIS and Delaware IRIS have determined that it is advisable and in the best interests of each of such corporations that California IRIS merge with and into Delaware IRIS upon the terms and subject to the conditions set forth in this Agreement for the purpose of effecting the change of the state of incorporation of California IRIS from California to Delaware.

F. The respective Boards of Directors of California IRIS and Delaware IRIS have, by resolutions duly adopted, approved this Agreement.

G. California IRIS has approved this Agreement as the sole stockholder of Delaware IRIS.

H. The Board of Directors of California IRIS-has directed that this Agreement be submitted to a vote of its stockholders at the annual meeting of stockholders to be held on August 3, 1987, or at any and all postponements or adjournments thereof.

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, California IRIS and Delaware IRIS hereby agree as follows:

1. Merger. California IRIS shall be merged with and into Delaware IRIS (the “Merger”), and Delaware IRIS shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”). Subject to Section 12, appropriate documents necessary to effectuate a merger shall be filed with the Secretary of State of the State of California and with the Secretary of State of the State of Delaware and the Merger shall become effective upon the date when this Agreement is made effective in accordance with applicable law (the “Effective Date”).

2. Governing Documents. The Certificate of Incorporation of Delaware IRIS, as in effect on the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law, and the By-laws of Delaware IRIS, as in effect on the Effective Date, shall be the By-laws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

3. Officers and Directors. The officers and directors of California IRIS immediately prior to the Effective Date shall become the officers and directors of the Surviving Corporation on the Effective Date, without change until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

4. Succession. On the Effective Date, the separate corporate existence of California IRIS shall cease, and Delaware IRIS shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action, or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other-interest shall be thereafter as effectually the property of the Surviving Corporation as they were, of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of California IRIS shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of California IRIS, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to California IRIS. The employees and agents of California IRIS shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of California IRIS. The requirements of any plans or agreements of California IRIS involving the issuance or purchase by California IRIS of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of the Surviving Corporation.

5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of California IRIS such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of California IRIS, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of California IRIS or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

6. Conversion of Shares. On the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof:

(a) Each share of California Common Stock issued and outstanding immediately prior to the Effective Date shall be changed and converted into and shall become one fully paid and non-assessable share of Delaware Common Stock; and

(b) The 100 shares of Delaware Common Stock issued and outstanding in the name of California IRIS shall be can-celled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Delaware IRIS shall be issued in respect thereof.

7. Employee Option and Benefit Plans. Each option or other right to purchase or otherwise acquire shares of California Common Stock granted under any employee option or benefit plan of California IRIS (collectively, the “Plans”) which is outstanding on the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right to acquire (and Delaware IRIS hereby assumes the obligation to deliver) the same number of shares of Delaware Common Stock at the same price per share, and upon the same terms and subject to the same conditions, as set forth in each of such Plans as in effect on the Effective Date. The same number of shares of Delaware Common Stock shall be reserved for purposes of such Plans as is equal to the number of shares of California Common Stock so reserved as of the Effective Date. Delaware IRIS hereby assumes, as of the Effective Date, (i) the Plans and all obligations of California IRIS under the Plans, including the outstanding options or awards or portions thereof granted pursuant to the Plans, and (ii) all obligations of California IRIS under all other benefit plans in effect as of the Effective Date with respect to which employee rights or accrued benefits are outstanding as of the Effective Date.

8. Conditions to Merger. The consummation of the Merger and other transactions herein provided is subject to the satisfaction of the following conditions prior to or on the Effective Date:

(a) Stockholder Approval. The Merger shall have received the requisite approval of the holders of California Common Stock pursuant to the California Corporations Code; and

(b) Listing. The Delaware Common Stock to be issued or reserved for issuance shall, upon official notice of issuance, be listed on the National Association of Securities Dealers’ Automatic Quotation System (“NASDAQ”).

9. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which immediately prior to the Effective Date represented shares of California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Common Stock into which the shares of California IRIS, formerly represented by such certificates, have been converted as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions upon the shares of Delaware Common Stock evidenced by such out-standing certificate as above provided.

10. Amendment. The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement at any time prior to the Effective Date; provided, however, that no amendment shall be made subsequent to the adoption of this Agreement by the stockholders of California IRIS which changes this Agreement in a way which, in the judgment of the Board of Directors of California IRIS, would have a material adverse effect on the stockholders of California IRIS, unless such amendment is approved by such stockholders.

11. Deferral. Consummation of the transactions herein provided for may be deferred by the Board of Directors of California IRIS for a reasonable period of time if such Board of Directors determines that such deferral would be in the best interests of California IRIS and its stockholders.

12. Termination. This Agreement may be terminated and the Merger and other transactions herein provided for abandoned at any time prior to the Effective Date, whether before or after approval of this agreement by the stockholders of California IRIS, by action of the Board of Directors of California IRIS, if such Board of Directors determines that the consummation of the transactions provided for herein would not, for any reason, be in the best interests of California IRIS and its stockholders.

13. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

14. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

15. Governing Law. This agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, California IRIS and Delaware IRIS have caused this Agreement to be executed and delivered as of the date first above written.

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC. a California corporation

By:	/s/ Fred H. Deindoerfer
Fred H. Deindoerfer President

Attest:	/s/ Jeffrey S. Koren
Jeffrey S. Koren, Secretary

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC. a Delaware corporation

By:	/s/ Fred H. Deindoerfer
Fred H. Deindoerfer President

Attest:	/s/ Jeffrey S. Koren
Jeffrey S. Koren, Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

FRED H. DEINDOERFER and JEFFREY S. KOREN certify that:

1. They are the President and Secretary, respectively, of INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation.

2. The Agreement and Plan of Merger in the form attached was duly approved by the board of directors and the sole shareholder of the corporation.

3. The shareholder approval was by the holder of 100% of the outstanding shares of the corporation.

4. There is one class of shares and the number of shares outstanding is 100.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: August 4, 1987

/s/ Fred F. Deindoerfer
FRED F. DEINDOERFER, President

/s/ Jeffrey S. Koren
JEFFREY S. KOREN, Secretary

CERTIFICATE OF SECRETARY

OF

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

a Delaware corporation

The undersigned, being the duly elected, qualified and acting Secretary of INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation, does hereby certify that the sole stockholder of this corporation has consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Agreement and Plan of Merger.

Dated: August 4, 1987

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC. a Delaware corporation

BY:	/s/ Jeffrey S. Koren
Jeffrey S. Koren, Secretary

136Z2130D7.3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

The undersigned, being the President and the Secretary, respectively, of International Remote Imaging Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), do hereby certify that:

1. The Board of Directors of the Corporation, at a meeting duly called and held on January 30, 1993, adopted resolutions setting forth two proposed amendments to the Certificate of Incorporation of the Corporation, which amendments are set forth below in Paragraphs 4 (the “Reverse Split Amendment”) and 5 (the “Stockholder Action Amendment”), respectively (collectively, the “Amendments”),

2. In accordance with Section 228 of the Delaware General Corporation Law, the holders of a majority of the outstanding shares of each class of stock entitled to vote on the Reverse Split Amendment approved such Amendment at the Corporation’s 1993 Annual Meeting of Stockholders duly called and held on June 3, 1993.

3. In accordance with Section 228 of the Delaware General Corporation Law, the holders of a majority of the outstanding shares of each class of stock entitled to vote on the Stockholder Action Amendment approved such Amendment at an adjournment of the Corporation’s 1993 Annual Meeting of Stockholders duly authorized and held on June 26, 1993.

4. The first paragraph of the Article FOURTH of the Certificate of Incorporation of the Corporation is amended to read in full as follows:

The total number of shares of stock which the Corporation shall have authority to issue is eighteen million six hundred thousand (18,600,000) shares consisting of fifteen million six hundred thousand (15,600,000) shares of common stock, par value $.01 per share (“Common stock”), and three million (3,000,000) shares of preferred stock, par value $.01 per share (“Preferred Stock” or “Preferred Shares”). Upon the filing in the Office of the Delaware Secretary of State of the Certificate of Amendment of the Certificate of Incorporation of the Corporation whereby this FOURTH Article is amended to read as set forth herein, each five (5) issued and outstanding shares of Common Stock shall thereby and thereupon be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock. No scrip or fractional shares will be issued by reason of this amendment.

5. A new Article TENTH is added to the Certificate of Incorporation of the Corporation to read in full as follows:

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

6. The Amendments have been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, International Remote Imaging Systems, Inc. has caused this Certificate of Amendment to be signed by its President and attested by its Secretary this 8th day of July, 1993.

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

By:	/s/ Fred H. Deindoerfer
Fred H. Deindoerfer, President

Attest:

/s/ E. Eduardo Benmaor
E. Eduardo Benmaor, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

Merging

LDA SYSTEMS. INC.

a Delaware corporation

With and Into

INTERNATIONAL REMOTE IMAGING SYSTEMS. INC.

a Delaware corporation

International Remote Imaging Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

FIRST: International Remote Imaging Systems, Inc. was organized on June 9, 1987 pursuant to the General Corporation Law of the State of Delaware.

SECOND: International Remote Imaging Systems, inc. owns 100 percent of the issued and outstanding shares of Common Stock of LDA Systems, Inc., a corporation incorporated on April 22, 1992 pursuant to the General Corporation Law of the State of Delaware.

THIRD: By resolutions adopted on December 17, 1995 by unanimous written consent of the Board of Directors of International Remote Imaging Systems, Inc., pursuant to Sections 141(f) and 253 of the Delaware General Corporation Law, the merger of LDA Systems, Inc. with and into International Remote Imaging Systems, Inc. was approved effective upon the filing of a Certificate of Ownership and Merger with the Delaware Secretary of State. Such resolutions read as follows

“NOW, THEREFORE, BE IT RESOLVED, that International Remote Imaging Systems, Inc. merge LDA Systems, Inc., its wholly-owned subsidiary, with and into itself (the “Merger”), with International Remote Imaging Systems, Inc. being the surviving corporation (the “Surviving Corporation”), pursuant to Section 253 of the Delaware General Corporation Law and in accordance with Sections 332 and 337 of the Internal Revenue Code of 1986, as amended;

RESOLVED FURTHER, that International Remote Imaging Systems, Inc. assume all of the obligations and liabilities of LDA Systems, Inc. upon the effectiveness of the Merger;

PHOU031A.WP.24

RESOLVED FURTHER, that the directors and officers of International Remote Imaging Systems, Inc. shall be the directors and officers of the Surviving Corporation;

RESOLVED FURTHER, that the Certificate of Incorporation and the Bylaws of International Remote Imaging Systems, Inc. shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation;

RESOLVED FURTHER, that the Merger shall be effective upon the date of filing a Certificate of ownership and Merger with the Delaware Secretary of State;

RESOLVED FURTHER, that the directors of International Remote Imaging Systems, Inc. may terminate the Merger at any time prior to the filing of the Certificate of Ownership and Merger with the Delaware Secretary of State, notwithstanding any stockholder approval.”

PHOU031A.WP

IN WITNESS WHEREOF, International Remote Imaging Systems, Inc. has caused this Certificate of Ownership and Merger to be duly executed by E. Eduardo Benmaor, its Secretary, this 17th day of December, 1995.

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation

By:	/s/ E. Eduardo Benmaor
E. Eduardo Benmaor, Secretary

PH0U031A.WP

CERTIFICATE OF CHANGE

of

REGISTERED AGENT AND OFFICE

of

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

The Board of Directors of INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Corporation of Delaware, on this 11th day of January, A.D. 1996, do hereby resolve and order that the location of the Registered Office of this Corporation within this State of Delaware be. and the same hereby is 1050 S. State Street, in the City of Dover, County of Kent.

The name of the Registered Agent herein and in charge thereof upon whom process against this Corporation may be served, is: CorpAmerica, Inc., 1050 S. State Street, Dover, Delaware 19901.

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer or director of the corporation the 27th day of January, A.D., 1996.

/s/ Fred H. Deindoerfer
President

INTERNATIONAL REMOTE IMAGING

SYSTEMS, INC.

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED

STOCK

(Pursuant to Section 151 of the General Corporation

Law of the State of Delaware)

International Remote imaging Systems, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the “DGCL”) DOES HEREBY CERTIFY:

That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Pricing Committee of the Board of Directors of the Corporation at a meeting held on December 30, 1996, adopted a resolution providing for the creation of a series of the Corporation’s Preferred Stock, $.01 par value, which series is designated “Series A Convertible Preferred Stock”, which resolution is as follows:

RESOLVED, that pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors through its duly authorized Pricing Committee does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the “Preferred Stock”), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”), and the number of shares constituting the Series A Convertible Preferred Stock shall be 3,000, and shall not be subject to increase.

Section 2. Stated Capital. The amount to be represented in stated capital at all times for each share of Series A Convertible Preferred Stock shall be $1,000.

Section 3. Rank. All Series A Convertible Preferred Stock shall rank (i) senior to the Common Stock, $.01 par value (collectively the “Common Stock”). of the Corporation, now or hereafter issued, as to payment or distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with or senior to any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

Section 4. Dividends and Distributions. (a) The holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive any dividends, except as otherwise provided herein.

(b) Unless the Corporation shall have first obtained the written consent of the holders of a majority of the Series A Convertible Preferred Stock at the time outstanding, so long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not pay or declare and set apart for such payment any dividend or distribution on shares of Common Stock or Junior Stock (as defined herein) (other than (1) dividends on shares of Common Stock solely In the form of additional shares of Common Stock of (2) dividends on Junior Stock solely in the form of shares of Common Stock or additional shares of Junior Stock) or recapitalize the shares of Common Stock into other securities or property or change the par value thereof.

(c) Unless the Corporation shall have first obtained the written consent of the holders of a majority of the Series A Convertible Preferred Stock at the time outstanding, so long as any shares of Series A Convertible Preferred Stock are outstanding, neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock or Junior Stock if the aggregate purchase price or cost of the shares so repurchased, redeemed or otherwise acquired since the initial issuance of shares of Series A Convertible Preferred Stock (such date of initial issuance being referred to herein as the “Issuance Date”) exceeds $100,000; provided, however, that this limitation shall not apply to (i) purchases of Common Stock for a cumulative purchase price of up to $2.1 million from Boehringer Mannheim Corporation pursuant to existing contractual requirements and (ii) exercise of contractual repurchase rights to repurchase (at prices below then fair market value) shares of Common Stock previously sold to employees pursuant to the Corporation’s Key Employee Stock Purchase Plan or other employee stock purchase or option plan adopted by the Board of Directors and approved by the Corporation’s stockholders.

(d) Unless the Corporation shall have first obtained the written consent of the holders of a majority of the Series A Convertible Preferred Stock at the time outstanding, so long as any shares of Series A Convertible Preferred Stock arc outstanding, neither the Corporation nor any subsidiary of the Corporation shall make any tender offer or exchange offer (a “Tender Offer”) for outstanding shares of Common Stock.

Section 5. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share of Series A Convertible Preferred Stock equal to $1,000,00 (collectively, the “Liquidation Preference”). and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock junior as to liquidation or dividend rights to the Series A Convertible Preferred Stock (collectively, the “Junior Stock”): provided, however, that such rights shall accrue to the holders of Series A Convertible Preferred

2

Stock only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock (the “Senior Liquidation Stock”) are fully met After the liquidation preferences of the Senior Liquidation Stock arc fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and any other class or series of the Corporation’s capital stock having parity as to liquidation rights with the Series A Convertible Preferred Stock (the “Parity Liquidation Stock”) in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series A Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation.

Section 6. No Mandatory Redemption. The shares of Series A Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

Section 7. No Sinking Fund. The shares of Series A Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

Section 8. No Optional Redemption. The shares of Series A Convertible Preferred Stock shall not be subject to redemption at the option of the Corporation.

Section 9. Conversion.

(a) Conversion at Option of Holder. Holders of the Series A Convertible Preferred Stock may, upon surrender of the certificates therefore, convert any or all of their shares of Series A Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided Each outstanding share of Series A Convertible Preferred Stock may be converted at any time at the principal executive offices of the Corporation, the office of any transfer agent for the Series A Convertible Preferred Stock, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, initially into such number of folly paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the Conversion Amount by (y) the lower of (1) the product of the Conversion Percentage times (B) the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days immediately preceding the Conversion Date (but in no event less than $1.50 per share) (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware), or (2) $3.56 per share (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware) (the “Conversion Rate”). Notwithstanding the foregoing, if the Conversion Date is prior to April 1, 1997, then the Conversion Price shall be $3.56 per share (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations,

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reclassifications and similar events occurring on or after the dale of filing of this Certificate of Designations with the Secretary of State of the State of Delaware). The “Conversion Price” shall be equal to the Conversion Amount divided by the Conversion Rate, and the Conversion Rate shall be equal to the Conversion Amount divided by the Conversion Price.

(b) Certain Definitions.

As used herein, the “Closing Price” of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange or market on which such security is traded.

As used herein, the “Conversion Amount” shall be equal to $1,000.00.

As used herein, “Conversion Date” shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9.

As used herein, “Conversion Percentage” shall mean 85 percent; provided, however, that the Conversion Percentage shall decrease by one percentage point for each ten business days between the 150th day after the Issuance Date and the date on which the Registration Statement is declared effective by the SBC; but in no event shall the Conversion Percentage be less than 70% if the Corporation is proceeding in good faith to obtain the effectiveness of the Registration Statement.

As used herein, “Registration Statement” shall mean, the registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreement.

As used herein, “Registration Rights Agreement” shall mean the Registration Rights Agreement between the Corporation and the original holder of the Series A Convertible Preferred Stock.

As used herein, “SEC” shall mean the United States Securities and Exchange Commission.

(c) Other Provisions. Notwithstanding anything in this Section 9, no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock.

The right of the holders of Series A Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series A Convertible Preferred Stock being converted, and such holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion at the close of business on the date such notice of conversion is so delivered.

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Promptly, but in no event later than ten business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided, above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall pay any tax arising in connection with any conversion of shares of Series A Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series A Convertible Preferred Stock being convened, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series A Convertible Preferred Stock outstanding upon the basis hereinbefore provided is at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same rime also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series A Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

In case of any consolidation, with, or merger of the Corporation into, any other entity, or any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), or in case of any sale or transfer of all or a majority of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock arc converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stack into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. In such event, the Conversion Price shall be lowest of the amount determined pursuant to Section 9(a)

5

or the average Closing Price of the Common Stock for the five trading days ending on the tenth trading day preceding the first public announcement of the pricing terms of the consolidation, merger or other transaction or the average Closing Price of the Common Stock for the five trading days ending on the tenth trading day prior to the first public announcement, if any, that the Corporation was considering a sale or other disposition of its business or was engaged in acquisition discussions or had received an acquisition offer. In the event of a Tender Offer, the Conversion Price shall be lowest of the amount determined pursuant Section 9(a) or the average Closing Price of the Common Stock for the five trading days ending on the tenth trading day preceding the first public announcement of the pricing terms of the Tender Offer or the average Closing Price of the Common Stock for the five trading days ending on the tenth trading day prior to the first public announcement, if any, that the Corporation was considering a sale or other disposition of its business or was engaged in acquisition discussions or had received an acquisition offer, in such event, the holders of the Series A Convertible Preferred Stock shall be entitled to convert such shares into Common Stock on the condition that such shares of Common Stock are purchased in the Tender Offer, If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A Convertible Preferred Stock an equivalent right on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election), The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, share exchanges or Tender Offers.

If a holder shall have given a notice of conversion of shares of Series A Convertible Preferred Stock, upon surrender of certificates representing shares of Series A Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person at an address to be specified by such person certificates for the Common Stock issuable upon, such conversion within five business days after such surrender of certificates. If a holder shall have given a notice of conversion as provided herein and shall have made the aforesaid surrender of certificates, the Corporation’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series A Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law, the Corporation shall pay or reimburse such holder on demand for alt out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by such holders as a result of such failure.

No fractional shares of Common Stuck shall be issued upon conversion of Series A Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

6

In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock or other securities, or if the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets, the holders of Series A Convertible Preferred Stock shall be entitled participate in the transaction or distribution on a basis and with notice that the Board of Directors determines to be fair to the holders of the Series A Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock axe to participate in the transaction.

Whenever the Corporation shall propose 10 take any of the actions specified in the fourth paragraph of this Section 9(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series A Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

(d) Mandatory Conversion. On December 31, 1999 (the “Mandatory Conversion Date”) all of the shares of Series A Convertible Preferred Stock then outstanding shall be automatically converted, in accordance with the provisions of Section 9(a) and Section 9(c), into shares of Common Stock as if as if the Mandatory Conversion Date were the Conversion Date as to all such shares. Upon the surrender of certificates for shares of Series A Convertible Preferred Stock by the holder, the Corporation shall issue and, within five trading days after such surrender, deliver to or upon the order of such holder mat number of shares of Common Stock as shall he issuable in respect to the conversion of the number of shares of Series A Convertible Preferred Stock converted into Common Stock as shall be determined in accordance herewith.

Section 10. Voting Rights. Except as otherwise required by law or expressly provided herein, shares of Series A Convertible Preferred Stock shall not be entitled to vote on any matter.

The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Convertible Preferred Stock, or (2) the creation and issuance of any Senior Liquidation Stock; provided. however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is Junior Stock or any other capital stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

7

Section 11. Outstanding Shares. For purposes of this Certificate of Designations, all shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the date of delivery of notice of conversion of shares of Series A Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, all shares of Series A Convertible Preferred Stock converted into Common Stock and (ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation. For the purposes of this Certificate of Designations, “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. “Control” is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

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IN WITNESS WHEREOF, International Remote Imaging Systems, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President as of the 30th day of December, 1996.

By:	/s/ Fred H. Deindoerfer
Fred H. Deindoerfer
Its President

INTERNATIONAL REMOTE IMAGING SYSTEMS. INC.

CERTIFICATE OF DESIGNATIONS

OF

SERIES B CALLABLE PREFERRED STOCK

(Pursuant to Section 151 of the General Corporation

Law of the State of Delaware)

International Remote Imaging Systems, Inc., a Delaware corporation (the “Corporation”). in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, at a meeting held on June 11, 1999, adopted a resolution providing for the creation of a series of the Corporation’s Preferred Stock, $.01 par value, which series is designated “Series B Callable Preferred Stock”, which resolution is as follows:

RESOLVED, that pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the “Preferred Stock”), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

SERIES B CALLABLE PREFERRED STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Callable Preferred Stock” (the “Series B Preferred Stock”), and the number of shares constituting the Series B Preferred Stock shall be 256,000, and shall not be subject to increase.

Section 2. Stated Capital. The amount to be represented in stated capital at all times for each share of Series B Preferred Stock shall be $3.00.

Section 3. Rank. All Series B Preferred Stock shall rank (i) senior to the Common Stock, $.01 par value (the “Common Stock”), of the Corporation, now or hereafter issued, as to payment or distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) junior to the outstanding shares of Series A Convertible Preferred Stock, $.01 par value (the “Series A Preferred Stock”), and (iii) on a parity with or senior to any additional series of Preferred Stock which the Board of Directors or the stockholders may from time to time authorize, as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

Series B Preferred - Cert. of Desig. (2)

Section 4. Dividends and Distributions.

(a) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends, except as otherwise provided herein.

(b) Unless the Corporation shall have first obtained the written consent of the holders of a majority of the Series B Preferred Stock at the time outstanding, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not pay or declare and set apart for such payment any dividend or distribution on shares of Common Stock or Junior Stock (as defined herein) (other than (1) dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (2) dividends on Junior Stock solely in the form of shares of Common Stock or additional shares of Junior Stock) or recapitalize the shares of Common Stock into other securities or property or change the par value thereof.

(c) Unless the Corporation shall have first obtained the written consent of the holders of a majority of the Series B Preferred Stock at the time outstanding, so long as any shares of Series B Preferred Stock arc outstanding, neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock or Junior Stock if the aggregate purchase price or cost of the shares so repurchased, redeemed or otherwise acquired since the initial issuance of shares of Series B Preferred Stock (such date of initial issuance being referred to herein as the “Issuance Date”) exceeds $100,000; provided, however, that this limitation shall not apply to the exercise of contractual repurchase rights to repurchase (at prices below then fair market value) shares of Common Stock previously sold to employees pursuant to the Corporation’s Key Employee Stock Purchase Plan or other employee stock purchase or option plan adopted by the Board of Directors and approved by the Corporation’s stockholders.

(d) Unless the Corporation shall have first obtained me written consent of the holders of a majority of the Series B Preferred Stock at the time outstanding, so long as any shares of Series B Preferred Stock are outstanding, neither the Corporation nor any subsidiary of the Corporation shall make any tender offer or exchange offer (a “Tender Offer”) for outstanding shares of Common Stock.

Section 5. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share of Series B Preferred Stock equal to $3.00 (collectively, the “Liquidation Preference”), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock junior as to liquidation or dividend rights to the Series B Preferred Stock (collectively, the “Junior Stock”): provided, however, that such rights shall accrue to the holders of Series B Preferred Stock only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Preferred Stock (the “Senior Liquidation Stock”) are fully met. After the liquidation preferences of the Senior

Series B Preferred - Cert. of Desig. (2)	2

Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and any other class or series of the Corporation’s capital stock having parity as to liquidation rights with the Series B Preferred Stock (the “Parity Liquidation Stock”) in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation.

Section 6. No Mandatory Redemption. The shares of Series B Preferred Stock shall not be subject to mandatory redemption by the Corporation.

Section 7. No Sinking Fund. The shares of Series B Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

Section 8. No Optional Cash Redemption. The shares of Series B Preferred Stock shall not be subject to redemption for cash at the option of the Corporation.

Section 9. Right of Corporation to Call Outstanding Shares.

(a) Call Option of Corporation. The Corporation may at any time call for conversion all (but not part) of the outstanding shares of Series B Preferred Stock and convert them into fully paid and nonassessable shares of Common Stock as hereinafter provided. The Company may convert each outstanding share of Series B Preferred Stock into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the Conversion Amount by (y) the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days ending three trading days before the Conversion Date (but in no event less than $2.00 per share) (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware) (the “Conversion Price”). The “Conversion Rate” shall be equal to the Conversion Amount divided by the Conversion Price, and the Conversion Price shall be equal to the Conversion Amount divided by the Conversion Rate.

(b) Manner of Exercise. If the Corporation elects to exercise its call option, it shall mail a written notice to each holder of record of the Series B Preferred Stock by first class mail, postage prepaid, to the last address indicated on the books of the Corporation. Any notice mailed in this manner shall be conclusively presumed to have been duly given whether or not actually received. The notice of call shall specify the Conversion Price, the date fixed the exchange of certificates (such date to be not less than ten (10) nor more than sixty (60) days after the date of such notice) and (iii) instructions for the exchange of stock certificates. Promptly, but in no event later than ten (10) business days after delivery of a call notice, each holder shall surrender for such purpose to the Corporation or its agent certificates representing shares which have been called, duly endorsed in blank or accompanied by proper instruments of transfer if required. The Corporation shall pay any tax arising in connection with any conversion of shares of

Series B Preferred - Cert. of Desig. (2)	3

Series B Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(c) Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

“Closing Price” of any security on any date shall mean the closing price of such security on such date on the principal securities exchange or market on which such security is traded.

“Conversion Amount” shall mean an amount equal to Three Dollars ($3.00).

“Conversion Date” shall mean the date on which the notice of call is given by the Corporation.

(d) Other Provisions. Notwithstanding anything in this Section 9, no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock.

The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Preferred Stock outstanding upon the basis hereinbefore provided is at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

In case of any consolidation with, or merger of the Corporation into, any other entity, or any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), or in case of any sale or transfer of all or a majority of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of

Series B Preferred - Cert. of Desig. (2)	4

shares of Series B Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. In such event, the Conversion Price shall be the lowest of (a) the amount determined pursuant to Section 9(a), (b) the average Closing Price of the Common Stock for the five trading days ending on the tenth trading day preceding the first public announcement of the pricing terms of the consolidation, merger or other transaction or (c) the average Closing Price of the Common Stock for the five trading days ending on the tenth trading day prior to the first public announcement, if any, that the Corporation was considering a sale or other disposition of its business or was engaged in acquisition discussions or had received an acquisition offer. In the event of a Tender Offer, the Conversion Price shall be the lowest of (i) the amount determined pursuant Section 9(a), (ii) the average Closing Price of the Common Stock for the live trading days ending on the tenth trading day preceding the first public announcement of the pricing terms of the Tender Offer or (iii) the average Closing Price of the Common Stock for the five trading days ending on the tenth trading day prior to the first public announcement, if any, that the Corporation was considering a sale or other disposition of its business or was engaged in acquisition discussions or had received an acquisition offer; in such event, the holders of the Series B Preferred Stock shall be entitled to convert such shares into Common Stock on the condition that such shares of Common Stock are purchased in the Tender Offer, If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Preferred Stock an equivalent right on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, share exchanges or Tender Offers.

No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the five consecutive trading days ending three trading days prior to the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock or other securities, or if the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets, the holders of Series B Preferred Stock shall be entitled to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines to be fair to the holders of the Series B Preferred Stock and appropriate in light of the basis on which holders of the Common Stock arc to participate in the transaction.

Series B Preferred - Cert. of Desig. (2)	5

Whenever the Corporation shall propose to take any of the actions specified in the third paragraph of this Section 9(d). the Corporation shall cause a notice to be mailed at least twenty (20) days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B Preferred Stock on the third business day prior to the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

(e) Mandatory Conversion. On August 3, 2002, (the “Mandatory Conversion Date”) all of the shares of Series B Preferred Stock then outstanding shall be automatically converted, in accordance with the provisions of Section 9(a)-(d) into shares of Common Stock as if the Mandatory Conversion Date were the Conversion Date as to all such shares.

Section 10. Voting Rights. Except as otherwise required by law or expressly provided herein, shares of Series B Preferred Stock shall not be entitled to vote on any matter.

The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Preferred Stock, or (2) the creation and issuance of any Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is Junior Stock or any other capital stock of the Corporation ranking on a parity with the Series B Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

Section 11. Outstanding Shares. For purposes of this Certificate of Designations, the following shares of Series B Preferred Stock shall not be deemed outstanding: (i) all shares of Series B Preferred Stock from and after the Conversion Date and (ii) all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary of the Corporation from the date of registration of transfer to the Corporation or such subsidiary.

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Series B Preferred - Cert. of Desig. (2)	6

IN WITNESS WHEREOF, International Remote Imaging Systems, Inc. has caused this Certificate of Designations to be executed by its Vice President, Finance and Administration as of the 30th day of July 1999.

By:	/s/ Martin S. McDermut
Martin S. McDermut Vice President, Finance and Administration, Chief Financial Officer and Secretary

Series B Preferred - Cert. of Desig. (2)	7

Certificate of Designation, Preferences and Rights

of Series C Preferred Stock

of

International Remote Imaging Systems, Inc.

(Pursuant to §151 of the Delaware General

Corporation Law)

I, Martin S. McDermut, Secretary of International Remote Imaging Systems, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the said Board of Directors on December 22, 1999, adopted the following resolutions creating a series of the Corporation’s Preferred Stock designated as Series C Preferred Stock.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Series C Preferred Stock, with a par value of $0.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows (the following provisions being intended to operate in addition to any other provisions of said Certificate of Incorporation applicable to any series of Preferred Stock):

Series C Preferred Stock

1. Designation, Par Value and Amount. The shares of such series shall be designated as “Series C Preferred Stock” (hereinafter referred to as “Series C Preferred Stock”), the shares of such, series shall be with par value of $0.01 per share, and the number of shares constituting such series shall be 1,000,000; provided, however, that, if more than a total of 1,000,000 shares of Series C Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of January 21, 2000, between the Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (as amended from time to time, the “Rights Agreement”), the Board of Directors of the Corporation shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series C Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

2. Dividends and Distributions.

2.1. Subject to the prior and superior lights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 6.1,1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock.

2.2. The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in Section 2.1 above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

2.3. Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

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3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

3.1 Except as provided in Section 3.3 and subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

3.2 Except as otherwise provided herein or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

3.3. The following additional provisions shall apply with respect to the voting of shares of Series C Preferred Stock.

3.3.1 If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in Section 3.3.5 below) on the Series C Preferred Stock shall exist, the holders of the Series C Preferred Stock shall have the right, voting as a class as described in Section 3.3.2 below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the Bylaws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.

3.3.2 The right of the holders of Series C Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series C Preferred Stock and any additional series of Preferred Stock that the Corporation may issue and that may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as “Voting Preferred Stock.”

3.3.3. Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a “Preferred Director.” A Preferred Director shall continue to serve as such for a term of one year, except that upon any termination of the right of all holders of Voting Preferred Stock to vote as a class for Preferred Directors, the term of office of Preferred Directors then serving shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the Bylaws of the Corporation.

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3.3.4. So long as a default in any preference dividends of the Series C Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may he filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series C Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

3.3.5. For purposes hereof, a “default in preference dividends” on the Series C Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series C Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series C Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

3.4. Except as set forth herein (or as otherwise required by applicable law), holders of Series C Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

4. Certain Restrictions.

4.1. Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

4.1.1. declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

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4.1.2 declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

4.1.3 redeem or purchase or otherwise acquire for consideration (except as provided in Section 4.1.4 below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock;

4.1.4 redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

4.2. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4.1, purchase or otherwise acquire such shares at such time and in such manner,

5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Amendment creating a series of Preferred Stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up.

6.1. Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have

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received per share an amount equal to the greater of 1,000 times $9.00 or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series C Liquidation Preference”). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Capital Adjustment”) equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Section 6.3 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series C Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

6.2. In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series C Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

6.3. In the event the Corporation shall (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number (as appropriately adjusted as set forth in Section 6.3 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

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8. No Redemption. The shares of Series C Preferred Stock shall not be redeemable.

9. Ranking. The Series C Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such other series shall provide otherwise.

10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner mat would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Preferred Stock, voting separately as a class.

11. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series C Preferred Stock.

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute a Certificate of Designation with respect to the Series C Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, I have executed and subscribed to this Certificate and do affirm the foregoing as true under penalty of perjury this 21th day of January, 2000.

/s/ Martin S. McDermut
Martin S. McDermut Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL REMOTE IMAGING SYSTEMS. INC.

a Delaware corporation

International Remote Imaging Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1. That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Company is hereby amended to read in full as follows:

“The total number of shares of all classes of stock which the corporation shall have authority to issue is fifty-three million (53,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock, having a par value of $.01 per share (the “Common Stock”) and three million (3,000,000) shares of Preferred Stock, having a par value of $.01 per share (the “Preferred Stock”).”

2. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by approval of the Board of Directors of the Company at its meeting on March 25, 2001.

3. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote thereon at the annual meeting of stockholders on June 1, 2001. There are no other classes of stock outstanding entitled to vote on this amendment

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed by its authorized officer this 1st day of June, 2001.

International Remote Imaging Systems, Inc.

By:	/s/ Donald E. Horacek
Donald E. Horacek, Secretary

010601 Certificate of Amendment

CERTIFICATE OF OWNERSHIP AND MERGER

OF

IRIS INTERNATIONAL, INC.

(a Delaware corporation)

INTO

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

(a Delaware corporation)

It is hereby certified that:

1. INTERNATIONAL REMOTE IMAGING SYSTEMS, INC. (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.

2. The Corporation is the owner of ell of the outstanding shares of common stock of IRIS INTERNATIONAL, INC., which is also a business corporation of the State of Delaware.

3. On November 21, 2003, the Board of Directors of the Corporation adopted the following resolutions to merge IRIS INTERNATIONAL INC. into the Corporation:

RESOLVED that IRIS INTERNATIONAL, INC. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of IRIS INTERNATIONAL, INC, he vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by IRIS INTERNATIONAL, INC. in its name.

RESOLVED that this Corporation shall assume all of the obligations of IRIS INTERNATIONAL, INC.

RESOLVED that this Corporation shall cause to be executed and filed and/or recorded foe documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

RESOLVED that this Corporation shall change its corporate name to IRIS INTERNATIONAL, INC.

RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be the filing date with the Delaware Secretary of State.

Executed on November 26, 2003

INTERNATIONAL, REMOTE IMAGING SYSTEMS, INC

By:	/s/ John Caloz
John Caloz, Chief Financial Officer and Corporate Vice President

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF OWNERSHIP AND MERGER

OF

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is

IRIS INTERNATIONAL, INC.

2. The Certificate of Ownership and Merger of the Corporation, which was filed with the Secretary of State of Delaware on November 26, 2003, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is as follows:

The last paragraph states “that the effective time of the Certificate of Ownership and Merger setting forth a copy of resolutions, and the time when the merger therein provided for, shall become effective shall be the filing date with the Delaware, Secretary of State.”

4. The portion of the instrument in corrected form is as follows:

“RESOLVED that the offered time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective with the Delaware Secretary of State shall be 12:01 am on December 18, 2003.”

Signed on December 11, 2003

/s/ Cesar Garcia
Cesar Garcia, Chief Executive Officer